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                                                                     EXHIBIT 3.1

                                                       FILED
                                                STATE OF WASHINGTON
                                                    FEB 17 1995
                                                    RALPH MUNRO
                                                    SECRETARY OF STATE



                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                        NORTHLAND CABLE TELEVISION, INC.

        Articles of Amendment of the Articles of Incorporation of NORTHLAND CABLE TELEVISION, INC. are herein executed by said corporation, pursuant to the provisions of RCW 23B.10.010 and RCW 23B.10.060, as follows:

        1.  The name of the corporation is Northland Cable Television, Inc.

        2. The amendment to the Articles of Incorporation of said corporation is as follows:

             a) The fourth paragraph of Article V shall be deleted in its entirety.

             b) New Articles IX and X shall be added to the Articles of Incorporation and shall read as follows:

                                   ARTICLE IX

                       LIMITATION OF DIRECTORS' LIABILITY

        A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 2313.08.310 (as may hereafter be amended or supplemented), or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.


Amendment to Articles of Incorporation                                    Page 1
of Northland Cable Television, Inc.
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                                   ARTICLE X.
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Right to Indemnification. Any individual who is, was, or is threatened to be made a party to or is otherwise involved in (including without limitation as a witness) any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a director or officer of the corporation or that, while a director or officer, he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent permissible by applicable law as then in effect, against all expenses and liabilities (including without limitation any obligation to pay any judgment, settlement, penalty, fine, including without limitation an excise tax assessed with respect to an employee benefit plan, or expense incurred with respect to the proceeding, including without limitation attorneys' fees) actually and reasonably incurred or suffered by such individual in connection therewith; provided, however, that the corporation shall not indemnify any director from or on account of (a) any act or omission of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) any conduct of the director finally adjudged to be in violation of RCW 23B.08.310 (as may hereafter be amended or supplemented), or (c) any transaction with respect to which it is finally adjudged that the director personally received a benefit in money, property, or services, to which the director was not legally entitled; and further provided that except as provided in the following paragraph with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such individual seeking indemnification in connection with a proceeding (or part thereof) initiated by such individual only if such proceeding (or part thereof) was, prior to its initiation, authorized by the board of directors of the corporation. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the corporation for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of a written undertaking, by or on behalf of the director or officer, in the form of a general unlimited obligation to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph or otherwise. The right to indemnification as provided herein shall continue as to an individual who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

Amendment to Articles of Incorporation                                    Page 2
of Northland Cable Television, Inc.
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        Right of Claimant to Apply for Court Order. If a claim made on the corporation for indemnification under the preceding paragraph of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter commence an action or otherwise petition a court to order the corporation to pay the unpaid amount of such claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of obtaining such a court order. A claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim to the corporation or, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation; and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the filing of such petition that indemnification or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

        Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

        Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such individual against such expense, liability or loss under the Washington Business Corporation Act. Without further shareholder action, the corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        Indemnification of Employees and Agents of the Corporation. From time to time by action of its board of directors, the corporation may provide to employees and agents


Amendment to Articles of Incorporation                                    Page 3
of Northland Cable Television, Inc.
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of the corporation indemnification and payment of expenses in advance of the final disposition of a proceeding to the same extent provided to officers of the corporation by the provisions of this Article or pursuant to rights granted in or provided by the Washington Business Corporation Act."

        3. The above amendment was approved and adopted by the shareholder of said corporation in accordance with the applicable provisions of RCW 23B.
10.030 and RCW 23B.10.040 on Feb. 15, 1995.


DATED: February 15, 1995.

                                       NORTHLAND CABLE TELEVISION, INC.

                                       By:  /s/  RICHARD I. CLARK
                                           --------------------------------
                                           Richard I. Clark, Vice President


                                       Attest:


                                       /s/ JAMES A. PENNEY
                                       ------------------------------------
                                       James A. Penney, Secretary

Amendment to Articles of Incorporation                                    Page 4
of Northland Cable Television, Inc.
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                                                       FILED

                                                    OCT 25, 1985
                                                  SECRETARY OF STATE
                                                 STATE OF WASHINGTON


                            ARTICLES OF INCORPORATION
                                       OF
                        NORTHLAND CABLE TELEVISION, INC.

      Richard I. Clark, being over the age of eighteen (18) years, and for the purpose of forming a corporation under the Washington Business Corporation Act hereby certifies and adopts in duplicate the following Articles of
Incorporation:

                                   ARTICLE I.

                           Name and Period of Duration

      The name of this corporation shall be "Northland Cable Television, Inc." and its existence shall be perpetual.

                                   ARTICLE II.

                                     Purpose

      The purpose and objects of this corporation are as follows:

      First: To engage in the business of the acquisition, ownership, expansion, operation and maintenance of cable television systems and any and all things necessary, suitable, convenient and proper for, or in connection with, or incidental to, the accomplishment of any object or purpose designed directly or indirectly to promote the interests of the corporation or enhance the value of any of its assets; in general to carry on and undertake any lawful business, either within or without the United States of America, which may from time to time appear to the directors of the corporation capable of being carried on conveniently in connection with such objects and purposes.

      Second: To have and exercise all the powers now or hereafter


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conferred by the laws of the State of Washington upon corporations.

                                  ARTICLE III.

                           Registered Office and Agent

        The location and post office address of the initial registered office of the corporation in this state shall be 32nd Floor, Bank of California Center, Seattle, WA 98164, and the initial registered agent of the corporation shall be John E. Iverson.

                                   ARTICLE IV.

                                  Capital Stock

        The total number of shares of stock authorized and which may be issued by this corporation is fifty thousand (50,000) shares, all of which shall be common shares of the same class and having a par value of One Dollar ($1.00) per share.

        All of said common stock may be issued from time to time for such consideration in property, labor, services, money or profits of any kind as shall be fixed by the Board of Directors, and each share, when issued, shall be fully paid and forever nonassessable.

        The holders of shares of the corporation shall have no preemptive rights to subscribe or purchase from the corporation any shares authorized but unissued or any newly authorized shares. The holders of shares of the corporation shall not have the right to cumulative voting.

                                   ARTICLE V.


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                             Officers and Directors

        The number of directors of the corporation shall be fixed as provided by the Bylaws and may be changed from time to time by amending the Bylaws as therein provided.

        No contract or other transaction between the corporation and any other corporation and no acts of the corporation shall be in any way affected or invalidated by the fact that (i) any of the directors or officers of the corporation are pecuniarily or otherwise interest in, or are directors or officers of such other corporation; any director individually, or (ii) any firm of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board at which action upon any such contract or transaction shall be taken; and any director of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

        Any contract, transaction or act of the corporation or of the directors of any committee which shall be ratified by the majority of a quorum of the stockholders of the corporation at any annual


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meeting or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation.

        The corporation agrees to indemnify and save harmless any and all officers or directors of the corporation against any and all liabilities, judgments, sums of money and expenses (including herein any and all amount or amounts paid in settlement) reasonably incurred by them, or any of them, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether in law, equity or otherwise, to which they, or any of them, may be a party, or may be threatened by reason of being or having been an officer or director of the corporation, or by reason of serving or having served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the Washington Business Corporation Act.

        The names and post office addresses of the first directors of the corporation who shall hold office until the first annual meeting of shareholders or until their successors shall have been elected and qualified are as follows:


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        Name                          Address

        John S. Whetzell              3500 One Union Square
                                      Seattle, WA 98101

        Richard I. Clark              3500 One Union Square
                                      Seattle, WA 98101

        John E. Iverson               32nd Floor, Bank of California Center
                                      Seattle, WA 98164

                                   ARTICLE VI.

                                  Incorporated

        The name and post office address of the incorporator are Richard I. Clark, 3500 One Union Square, Seattle, WA 98101.

                                  ARTICLE VII.

                              Stockholders' Meeting

        The annual meeting of stockholders of this corporation shall be fixed by the Bylaws and may be changed from time to time by amending the Bylaws as therein provided.

                                  ARTICLE VIII

                                     Bylaws

      The authority to make, alter and repeal the Bylaws of the corporation is hereby expressly vested in its Board of Directors, subject to the power of the stockholders of the corporation to change or repeal such Bylaws.

        IN WITNESS WHEREOF, the incorporator has hereunto set his hand on October 23, 1985.



                                /s/ RICHARD I. CLARK
                                -----------------------------
                                Richard I. Clark


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                      CONSENT TO SERVE AS REGISTERED AGENT

      I, John E. Iverson, hereby consent to serve as Registered Agent, in the State of Washington, for NORTHLAND CABLE TELEVISION, INC. I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.


DATED: October 23, 1985


                                       /s/ JOHN E. IVERSON
                                       ---------------------------
                                       John E. Iverson


                                       Address:
                                       32nd Floor, Bank of California
                                       Center
                                       Seattle, WA 98164


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